UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2009

Particle Drilling Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

5611 Baird Court Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2009, Particle Drilling Technologies, Inc. (the “Company”) issued $475,000 aggregate principal amount of its 10% Senior Secured PIK Notes due 2010 (the “Notes”) to LC Capital Master Fund, Ltd., a Cayman Islands exempted company (“LC”), Edward F. Heil and Don A. Sanders, as purchasers (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to the terms of the purchase agreement (the “Purchase Agreement”), dated February 11, 2009, among the Company as Issuer, the Purchasers and LC, as agent and collateral agent for the holders of the securities issued hereunder (the “Agent”).  The Purchase Agreement provides for the issuance of notes of up to $1,200,000 aggregate principal amount in three incremental draws of $400,000 each.  On March 3, 2009, the Company, the Purchasers and the Agent entered into a letter agreement whereby the Company agreed to issue an additional note (the “Additional Note”) to LC in the aggregate principal amount of $75,000 (such amount being included in the $475,000 aggregate principal amount referred to above) which reduces the Company’s obligation to issue, and LC’s obligation to purchase, notes on the second draw down by $75,000.  Proceeds from the issuance of the Additional Note were used to pay certain transaction fees.

The Notes bear interest at a rate of 10.0% per annum, with interest being payable quarterly in arrears on each quarterly payment date with no amortization.  Each quarterly interest payment will be made by the Company by issuing additional notes in the amount of the applicable interest payment.  The Notes will mature on March 3, 2010.  The Notes are secured by substantially all of the assets of the Company and its subsidiary pursuant to the terms of a Security Agreement among the Company, its sole subsidiary and the Purchasers.  Payment of the Notes is subject to acceleration in the event of default by the Company under the terms of the Purchase Agreement.

Pursuant to a Schedule 13D filed by LC with the Securities and Exchange Commission on February 23, 2009, LC owned 11,961,849 shares of common stock of the Company, representing 28.5% of the Company’s outstanding common stock, assuming the exercise of warrants LC holds to purchase up to 6,060,670 shares of common stock of the Company.

The foregoing is a summary of the terms of the Notes and the Letter Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes and the Letter Agreement, copies of which are filed herewith and are incorporated by reference into this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information included or incorporated by reference in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Delayed Draw Note in the principal amount of $340,000 issued to LC Capital Master Fund, Ltd.
10.2	Delayed Draw Note in the principal amount of $30,000 issued to Don A. Sanders.
10.3	Delayed Draw Note in the principal amount of $30,000 issued to Edward F. Heil
10.4	Delayed Draw Note in the principal amount of $75,000 issued to LC Capital Master Fund, Ltd.
10.5	Letter Agreement, dated March 3, 2009, among Particle Drilling Technologies, Inc., LC Capital Master Fund, Ltd., Edward F. Heil, and Don A. Sanders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	March 9, 2009	By:	/s/ JASON D. DAVIS
			Name:	Jason D. Davis
			Title:	Vice President and interim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Delayed Draw Note in the principal amount of $340,000 issued to LC Capital Master Fund, Ltd.
10.2	Delayed Draw Note in the principal amount of $30,000 issued to Don A. Sanders.
10.3	Delayed Draw Note in the principal amount of $30,000 issued to Edward F. Heil
10.4	Delayed Draw Note in the principal amount of $75,000 issued to LC Capital Master Fund, Ltd.
10.5	Letter Agreement, dated March 3, 2009, among Particle Drilling Technologies, Inc., LC Capital Master Fund, Ltd., Edward F. Heil, and Don A. Sanders